Supplement dated March 25, 2004 to Prospectus Supplement dated December 22, 2003 (To Prospectus dated November 3, 2003)

ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2003-W10

ARGENT SECURITIES INC.
DEPOSITOR

AMERIQUEST MORTGAGE COMPANY
SELLER AND MASTER SERVICER

         The Certificate Margins on the table on page S-4 and page S-64 for the Class A-1 Certificates are deleted and replaced with the following:

                  0.310% on each Distribution Date through and including the first Distribution Date on which the Master Servicer may exercise its optional termination right; and

                  0.620% on each Distribution Date thereafter.

This Supplement may be used to offer or sell the Certificates offered hereby only if accompanied by the Prospectus Supplement dated December 22, 2003 and Prospectus dated November 3, 2003.

UNTIL 90 DAYS AFTER THE DATE OF THIS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            DEUTSCHE BANK SECURITIES